Prominent Cardiovascular Expert, James J. Ferguson, M.D., FACC, FAHA Joins Matinas BioPharma as Chief Medical Officer

- Former Head of U.S. Cardiovascular Medical Affairs at Amgen and Global Cardiovascular Medical Affairs at AstraZeneca to lead clinical development of MAT9001, a potential best-in-class prescription-only omega-3 drug candidate -

Bedminster, NJ (February 25, 2019) – Matinas BioPharma Holdings, Inc. (NYSE AMER: MTNB), a clinical-stage biopharmaceutical company, today announced that it has appointed a prominent cardiovascular medical and clinical development expert, James (“Terry”) J. Ferguson, M.D., FACC, FAHA, as its Chief Medical Officer.

Dr. Ferguson is a well-recognized, industry leading academic and clinical expert with over 25 years of experience in the cardiovascular space. He joins the Matinas BioPharma management team having served as the Cardiovascular and Bone Therapeutic Area Head for U.S. Medical Affairs, at Amgen (NASDAQ: AMGN), a top-tier global innovative biotechnology company focused on areas of high unmet medical need.

Jerome D. Jabbour, Chief Executive Officer, commented, “We have assembled a world-class team of experts to help guide the regulatory path and clinical development of MAT9001. The addition of Dr. Ferguson to our executive team brings a well-respected and highly experienced leader with extensive subject matter expertise to help drive the clinical development program of MAT9001, as well as engage with the external cardiovascular clinical and scientific community regarding our unique, highly-purified, pharmaceutical grade omega-3 as a potential important contributor to cardiovascular health. We are extremely pleased to have attracted someone of Dr. Ferguson’s caliber, who brings with him significant experience and relationships from some of the world’s leading pharmaceutical companies. His stellar reputation amongst clinicians and cardiovascular thought leaders and his development expertise are ideal complements to the opportunity we believe exists with our lead product candidate, MAT9001.”

Prior to Amgen Dr. Ferguson held a number of senior positions at AstraZeneca, including Vice President of US Cardiovascular Medical and Scientific External Relations, Therapeutic Area Vice President of Cardiovascular Global Medical Affairs, U.S. Development Brand Leader for BRILINTA®, and Senior Director, Clinical Research. Before joining AstraZeneca he was Vice President of Surgical and Critical Care for The Medicines Company.

Prior to joining industry in 2008, he had more than 20 years of academic experience as the Associate Director of Clinical Cardiology Research at the Texas Heart Institute, Co-Director of the Cardiology Fellowship Training Program at St. Luke’s Episcopal Hospital in Houston, where he was an Associate Professor of Medicine at Baylor College of Medicine, and a Clinical Assistant Professor at the University of Texas Health Science Center at Houston. Dr. Ferguson has served on the Editorial Board of numerous peer-reviewed journals and has over 400 publications and book chapters.

“Matinas has built a great deal of momentum over the past year and is attracting much more attention in the pharma/biotech world and among the scientific and clinical community. It’s really exciting for me to join Matinas at such a dynamic time in the Company’s evolution, and with so much future potential, especially with MAT9001,” commented Dr. Ferguson. “There continues to be significant unmet need in the cardiovascular space and following the recent release of the data from Amarin’s REDUCE-IT study, and given the differentiated profile of MAT9001, I believe Matinas has the opportunity to develop a best-in-class drug that could make a substantial difference in the lives of so many patients with cardiovascular disease. I look forward to working with the team to advance the clinical development of this potentially life-changing medicine.”

Dr. Ferguson received his B.A. (cum Laude) in Biology from Harvard University, his M.D. from the University of Pennsylvania School of Medicine and completed his post-graduate training at the University of Michigan Medical Center, Ann Arbor, Michigan and Beth Israel Hospital, Boston, Massachusetts.

About Matinas BioPharma

Matinas BioPharma is a clinical-stage biopharmaceutical company focused on creating value through the streamlined development of MAT9001 for the treatment of cardiovascular and metabolic conditions and the application of its lipid nano-crystal (“LNC”) platform technology to solve complex challenges relating to the safe and effective delivery of small molecules, gene therapies, proteins, peptides and vaccines.

The Company is actively pursuing the development of MAT9001 with the support of a world-class team of clinical key opinion leaders and regulatory consultants. MAT9001 is a prescription-only omega-3 fatty acid-based composition, comprised primarily of EPA and DPA, under development for hypertriglyceridemia, which has shown superiority versus Vascepa® (icosapent ethyl) in reducing serum triglycerides, Total- and Non-HDL-Cholesterol, apolipoprotein CIII and PCSK9 levels.

In addition, the Company’s proprietary, disruptive technology utilizes lipid-crystal nano-particle cochleates to encapsulate small molecules, nucleic acid polymers, vaccines and other medicines potentially making them safer, more tolerable, less toxic and orally bioavailable.

For more information, please visit www.matinasbiopharma.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward Looking Statements: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s anticipated capital and liquidity needs, strategic focus and the future development of its product candidates, including MAT9001 and MAT2203, the anticipated timing of regulatory submissions, the anticipated timing of clinical studies, the anticipated timing of regulatory interactions, the Company’s ability to identify and pursue development and partnership opportunities for its products or platform delivery technology on favorable terms, if at all, and the ability to obtain required regulatory approval and other statements that are predictive in nature, that depend upon or refer to future events or conditions. All statements other than statements of historical fact are statements that could be forward-looking statements. Forward-looking statements include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “believes,” “estimates” and similar expressions. These statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to obtain additional capital to meet our liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials of our product candidates; our ability to successfully complete research and further development and commercialization of our product candidates; the uncertainties inherent in clinical testing; the timing, cost and uncertainty of obtaining regulatory approvals; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that affect the Company’s products; and the other factors listed under “Risk Factors” in our filings with the SEC, including Forms 10-K, 10-Q and 8-K. Investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this release. Except as may be required by law, the Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Matinas BioPharma’s product candidates are all in a development stage and are not available for sale or use.

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Source: Matinas BioPharma Holdings, Inc.